                                                                  EXHIBIT-99.n13
March 30, 2006

AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY INVESTMENT TRUST
4500 Main Street
Kansas City, Missouri  64111

Re:   Master Distribution and Individual Shareholder Services Plan

Dear Sir/Madam,

     As you are aware, American Century Investment Management, Inc. ("ACIM") is
the paying agent under the Master Distribution and Individual Shareholder
Services Plans (the "Rule 12b-1 Plans") of the classes of funds referenced below
(each referred to individually herein as a "Class" and collectively as the
"Classes"). Such Classes are parties to that certain Agreement and Plan of
Reorganization dated December 14, 2005 (the "Plan of Reorganization") by and
among certain American Century funds and Mason Street Funds, Inc. on behalf of its individual series of shares (the "Mason Street Funds"). Pursuant to the Plan of Reorganization, each Class will be acquiring the assets of certain classes of shares of the Mason Street Funds solely in exchange for newly-issued shares of that Class (the "Reorganizations"). The closing of the Reorganizations (the
"Closing") is scheduled to take place at the close of the New York Stock
Exchange on March 31, 2006, or such other time and date agreed to by the parties to the Plan of Reorganization.

     In connection with the Reorganizations, ACIM hereby agrees to cap the payments to be collected under the Rule 12b-1 Plans of the following Classes for a period of two years after the Closing as follows:

CLASS                                                            MAXIMUM PAYMENT
-----                                                            ---------------
American Century - Mason Street Small Cap Growth Fund - Class A        0.10%
American Century International Value Fund - Class A                    0.10%
American Century - Mason Street Select Bond - Class A                  0.23%
American Century - Mason Street Small Cap Growth Fund - Class B        0.75%
American Century - Mason Street Mid-Cap Growth Fund - Class B          0.90%
American Century International Value Fund - Class B                    0.79%
American Century - Mason Street Select Bond Fund - Class B             0.88%

     The payment caps contained herein are subject to and conditioned upon the
Closing of the Reorganizations for each individual Class and shall not be effective for a Class until the Closing of the Reorganization applicable thereto. The effectiveness of the payment caps for any one Class is not dependent on the Closing of the Reorganization for any other Class.

                                    Very truly yours,

                                    /s/ William M. Lyons
                                    --------------------------------------------
                                    William M. Lyons
                                    President
                                    American Century Investment Management, Inc.

Accepted and Agreed to:
AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY INVESTMENT TRUST

/s/ William M. Lyons
----------------------------------------
William M. Lyons
President